POWER OF ATTORNEY

     The undersigned hereby constitutes and appoints John W. Morse and Kevin M. Noonan and each of them, signing singly, the undersigned's true and lawful attorneys-in-fact to:

     (1) execute for and on behalf of the undersigned, Forms 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules thereunder and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of Microfield Group, Inc.;

     (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 4 or 5, or other form or report and timely file such form or report with the United States Securities and Exchange Commission and any other authority; and

     (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Microfield
Group, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of January, 2007.


                                                /s/ Vincent J. Cushing, Jr.
                                                -------------------------------
                                                Vincent J. Cushing, Jr.


STATE OF ILLINOIS  )
                   )ss.
COUNTY OF COOK     )

     I, the undersigned, a Notary Public in and for the County and State aforesaid, certify that Vincent J. Cushing, Jr. personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his free and voluntary act for the uses and purposes therein set forth.

     GIVEN under my hand and Notarial Seal this 15th day of January, 2007.


                                                /s/ Barbara J. Godbout
                                                -------------------------------
                                                Barbara J. Godbout


                                                Commission expires:

                                                        10/15/07
                                                --------------------------------